CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 21, 2019, relating to the consolidated financial statements of Acacia Communications, Inc. and subsidiaries, and the effectiveness of Acacia Communications, Inc. and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Acacia Communications, Inc. for the year ended December 31, 2018.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 21, 2019